Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Pricing Supplement No. 26,883 dated September 14, 2026 (To WFS Product Supplement No. 10 dated January 20, 2026, Prospectus Supplement dated February 14, 2025 and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity ETF Linked Notes

Market Linked Notes—Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due September 19, 2033

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Linked to the lowest performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as an “underlier”)
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The return on your notes is linked to the performance of each underlier, and in each case not to that of the index on which such underlier is based.
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Unlike ordinary debt securities, the notes do not pay interest and are subject to potential automatic call upon the terms described below. Whether the notes are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the lowest performing underlier on the relevant call date or the calculation day, as applicable. The lowest performing underlier on any call date or the calculation day is the underlier that has the lowest underlier return on that day.
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Automatic Call. If the fund closing price of the lowest performing underlier on any call date is greater than or equal to its starting price, the notes will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of 9.20% per annum. Please see “Terms of the Notes — Call Dates and Call Premiums” below for the call dates and call premiums.

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Maturity Payment Amount. If the notes are not automatically called, you will receive a maturity payment amount that may be greater than or equal to the face amount of the notes, depending on the performance of the lowest performing underlier on the calculation day from its starting price to its ending price. The maturity payment amount will reflect the following terms:
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If the fund closing price of the lowest performing underlier on the calculation day increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the fund closing price of the lowest performing underlier on the calculation day from its starting price
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If the fund closing price of the lowest performing underlier on the calculation day remains flat or decreases, you will receive the face amount, but you will not receive any positive return on your investment
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If the notes are automatically called, the positive return on the notes will be limited to the applicable call premium, even if the fund closing price of the lowest performing underlier on the applicable call date significantly exceeds its starting price. If the notes are automatically called, you will not have the opportunity to participate in any appreciation of any underlier at the upside participation rate.
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Your return on the notes will depend solely on the performance of the underlier that is the lowest performing underlier on each call date or the calculation day, as applicable. You will not benefit in any way from the performance of the better performing underliers. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underliers perform favorably
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All payments on the notes are subject to credit risk, and you will have no ability to pursue any underlier or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment
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No periodic interest payments or dividends
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No exchange listing; designed to be held to maturity

The estimated value of your notes at the time the terms of your notes are set on the pricing date is equal to approximately $918 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your notes, if it makes a market in the notes, see page PS-10.

The notes have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Note	$1,000.00	$35.75	$964.25
Total	$ 1,100,000	$39,325	$1,060,675
(1)
See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-0.
(2)
In addition to the 3.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Terms of the Notes
Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as an “underlier,” and collectively as the “underliers”).

Fund Underlying Indices:	With respect to an underlier, the index tracked by such underlier (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”).
Pricing Date:	September 14, 2026.
Original Issue Date:	September 17, 2026.
Original Offering Price:	$1,000 per note.
Face Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.

Automatic Call:

If the fund closing price of the lowest performing underlier on any call date is greater than or equal to its starting price, the notes will be automatically called, and on the related call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium applicable to the relevant call date.

If the notes are automatically called, the positive return on the notes will be limited to the applicable call premium, even if the fund closing price of the lowest performing underlier on the applicable call date significantly exceeds its starting price. If the notes are automatically called, you will not have the opportunity to participate in any appreciation of any underlier at the upside participation rate.

If the notes are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the notes after such call settlement date. You will not receive any notice from us if the notes are automatically called.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Call Dates and Call Premiums:

The actual call premium and payment per note upon an automatic call that is applicable to each call date will be determined on the pricing date and will be at least the values specified in the table below.

The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.

Call Settlement Date:	Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day:	September 14, 2033, subject to postponement.
Stated Maturity Date:	September 19, 2033, subject to postponement. The notes are not subject to repayment at the option of any holder of the notes prior to the stated maturity date.
Maturity Payment Amount:

If the notes are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

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if the ending price of the lowest performing underlier on the calculation day is greater than its starting price: $1,000 plus:

$1,000 × underlier return of the lowest performing underlier on the calculation day × upside participation rate; or

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if the ending price of the lowest performing underlier on the calculation day is less than or equal to its starting price: $1,000

If the notes are not automatically called and the ending price of the lowest performing underlier on the calculation day is less than its starting price, you will not receive any positive return on the notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Starting Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $64.53, its fund closing price on the pricing date.

With respect to the State Street® Health Care Select Sector SPDR® ETF: $167.75, its fund closing price on the pricing date.

With respect to the State Street® Utilities Select Sector SPDR® ETF: $41.82, its fund closing price on the pricing date.

Fund Closing Price:

With respect to each underlier, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to a Fund —Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of an underlier will be its fund closing price on the calculation day.
Upside Participation Rate:	100.00%.
Lowest Performing Underlier:	For any call date or the calculation day, the “lowest performing underlier” will be the underlier with the lowest underlier return on that day.
Underlier Return:

For the any call date or the calculation day, the “underlier return” with respect to an underlier is the percentage change from its starting price to its fund closing price on that day, measured as follows:

fund closing price on such day – starting price

starting price

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Market Disruption Events and Postponement Provisions:

Each call date and the calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call dates, the calculation day and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day” and each call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058LNZ9

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with WFS product supplement no. 10 dated January 20, 2026, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

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WFS Product Supplement No. 10 dated January 20, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526016246/wfs_productsupp_10_2025_.htm

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Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

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Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

For the avoidance of doubt, for purposes of this pricing supplement and the accompanying product supplement, references to “investment advisor” shall mean, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to an underlier as then in effect.

The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $918 per $1,000 face amount, which is less than the original offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $77 per $1,000 face amount).

Prior to March 14, 2027, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through March 13, 2027). On and after March 14, 2027, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

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seek the potential for a fixed return if each underlier is greater than or equal to its starting price on one of the call dates in lieu of full participation in any potential appreciation of the lowest performing underlier on the calculation day;
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if the notes are not automatically called prior to maturity, seek exposure to any upside performance of the lowest performing underlier, if any, without exposure to any decline in the lowest performing underlier, by:
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participating 100% in the percentage increase, if any, in the price of the lowest performing underlier from its starting price to its ending price on the calculation day; and
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providing for the repayment of the face amount at maturity regardless of the performance of the lowest performing underlier;
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are willing to accept the risk that, if the fund closing price of the lowest performing underlier is less than its starting price on each call date and on the calculation day, they will not receive any positive return on their investment in the notes;
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understand that the notes may be automatically called prior to stated maturity and that the term of the notes may be reduced and that they will not receive a higher call premium payable with respect to a later call date if the notes are called on an earlier call date;
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understand that the return on the notes will depend solely on the performance of the underlier that is the lowest performing underlier on each call date or the calculation day and that they will not benefit in any way from the performance of the better performing underliers;
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understand that the notes are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
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are willing to forgo interest payments on the notes and dividends on the shares of the underliers and securities included in the underliers; and
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are willing to hold the notes until maturity.

The notes may not be an appropriate investment for investors who:

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seek a liquid investment or are unable or unwilling to hold the notes to maturity;
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seek certainty of receiving a positive return on their investment;
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believe that the fund closing price of the lowest performing underlier will be less than its starting price on each call date and on the calculation day;
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seek a note with a fixed term;
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are unwilling to accept the risk that, if the fund closing price of the lowest performing underlier is less than its starting price on each call date and the calculation day, they will not receive any positive return on their investment in the notes;
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are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
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seek current income;
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seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;
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are unwilling to accept the risk of exposure to the underliers;
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seek exposure to the underliers but are unwilling to accept the risk/return trade-offs inherent in the terms of the notes;
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are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underliers generally, or to the exposure to the underliers that the notes provide specifically; or
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prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the underliers, please see the sections titled “The State Street® Energy Select Sector SPDR® ETF”, “The State Street® Health Care Select Sector SPDR® ETF” and “The State Street® Utilities Select Sector SPDR® ETF” below.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Determining Timing and Amount of Payment on the Notes

Whether the notes are automatically called on any call date for the applicable call premium will each be determined based on the fund closing price of the lowest performing underlier on the applicable call date as follows:

If the notes have not been automatically called, then on the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Selected Risk Considerations

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 10. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 10. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Notes.

The original offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the notes. See “Risk Factors — Your Notes May Not Have an Active Trading Market” in the accompanying product supplement.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Call Premium You Will Receive on a Call Settlement Date If Your Notes Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Notes Are Not Automatically Called Is Not Linked to the Fund Closing Price of the Underliers at Any Time Other Than on the Applicable Call Date or the Calculation Day, as the Case May Be.

Your notes will not be automatically called, and you will not receive a call premium on a call settlement date, unless the fund closing price of the lowest performing underlier on the applicable call date is greater than or equal to its starting price. Therefore, the fund closing prices of the underliers on dates other than a call date will have no effect on whether your notes are automatically called. In addition, if your notes are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the fund closing price of the lowest performing underlier on the calculation day. Therefore, if the fund closing price of an underlier dropped precipitously on the calculation day, the maturity payment amount for your notes may be significantly less than it would have been had the maturity payment amount been linked to the fund closing prices of the underliers prior to such drop. Although the actual fund closing prices of the underliers on the call settlement dates, the stated maturity date or at other times during the life of your notes may be higher than the fund closing prices of the underliers on the call dates or the calculation date, you will not benefit from the fund closing prices of the underliers at any time other than on the call dates or the calculation day.

You May Receive Only the Face Amount of Your Notes at Maturity.

Assuming your notes are not automatically called, if the ending price of the lowest performing underlier is less than or equal to its starting price, the maturity payment amount will be limited to the face amount.

The overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

Also, the market price of your notes prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Because the Notes Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Receiving No Positive Return on Your Investment Than If the Notes Were Linked to Just One Underlier.

The risk that you will receive no positive return on your investment is greater if you invest in the notes as opposed to substantially similar notes that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its starting price on any call date or the calculation day, than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive a positive return on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the notes and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the notes. For example, if the underliers are negatively correlated on a call date or the calculation day, as applicable, and the price of one underlier increases, it is likely that the other underliers will decrease and such decrease could cause one or more of the underliers to close below its starting price on any call date or the calculation day. As discussed below in “A Higher Call Premium and/or a Lower Fund Closing Price at or Above Which the Notes Will Be Automatically Called May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers”, a higher call premium and lower closing price at or above which the notes will be automatically called indicate a greater potential that you will receive no positive return on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the notes are set and the performance of the notes.

A Higher Call Premium and/or a Lower Fund Closing Price at or Above Which the Notes Will Be Automatically Called May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers.

The economic terms for the notes, including the call premiums and the fund closing prices of the underliers on a call date at or above which the notes will be automatically called, are based, in part, on the expected volatility of each underlier at the time the terms of the notes are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the fund closing price of one or more of the underliers on any call date will be less than its starting price, in which case your notes will not be automatically called and you will not receive the applicable call premium, or (ii) the ending price of the lowest performing underlier could ultimately be less than its starting price on the calculation day, which would result in no positive return on your investment in the notes.

At the time the terms of the notes are set, higher expected volatility will generally be reflected in higher call premiums and/or lower fund closing prices of the underliers at or above which the notes will be automatically called, as compared to otherwise comparable notes issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the notes prior to maturity) but with one or more different underliers. However, there is no guarantee that the higher call premiums set for your notes on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of your notes not being automatically called or of receiving no positive return on your investment in the notes.

A relatively higher call premium (as compared to otherwise comparable notes), which would increase the positive return if the fund closing price of each underlier is greater than or equal to its starting price on any call date, or a relatively lower fund closing price of the underliers at or above which the notes will be automatically called, may generally indicate an increased risk that your notes will not be automatically called on any call settlement date.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to not receive a positive return on your investment in the notes.

The Amount You Will Receive on a Call Settlement Date Will Be Capped Due to the Applicable Call Premium.

Regardless of the fund closing prices of the underliers on a call date, the amount in cash you may receive on the related call settlement date is capped. Even if the fund closing price of the lowest performing underlier on a call date exceeds its starting price, causing the notes to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from any increase in the fund closing price of the underliers above their starting prices on the call date. If your notes are automatically called on a call date, the maximum payment you will receive for each $1,000 face amount of your notes will depend on the applicable call premium.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

If the notes are not automatically called, the maturity payment amount will be based on the lowest performing underlier without regard to the performances of the other underliers. As a result, you would receive no return on your initial investment if the ending price of the lowest performing underlier on the calculation day is less than its starting price, even if there is an increase in the prices of the other underliers. This could be the case even if the other underliers increased by an amount greater than the decrease in the lowest performing underlier.

Your Notes Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your notes on a call settlement date if, as measured on any call date, the fund closing price of the lowest performing underlier is greater than or equal to its starting price. Therefore, the term for your notes may be reduced. You may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Notes Do Not Bear Interest.

You will not receive any interest payments on your notes. As a result, even if the amount payable for your notes on a call settlement date or the stated maturity date, as applicable, exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

●
the prices of the underliers;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the underliers;
●
the correlation among the underliers — i.e., the extent to which the prices of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlier stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the prices of the underliers;
●
interest rates and yield rates in the market;
●
the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market-making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or less than you would have received had you held your notes to maturity.

You cannot predict the future prices of the underliers based on their historical fluctuations. The actual prices of the underliers over the life of the notes may bear little or no relation to the historical closing prices of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Underliers or Any Underlier Stocks.

The return on your notes will not reflect the return you would realize if you actually owned shares of the underliers or underlier stocks and received the distributions paid on the shares of the underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock.

Investing in your notes will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

Additional Risks Related to the Underliers

The Policies of the Underlier Investment Advisor For Any Underlier and of the Sponsor of the Fund Underlying Index Tracked By Any Underlier Could Affect the Amount Payable on Your Notes and Their Market Value.

The underlier investment advisor of any underlier may from time to time be called upon to make certain policy decisions or judgments with respect to such underlier, including those concerning the calculation of the net asset value of such underlier and additions, deletions or substitutions of securities held by such underlier and the manner in which changes affecting the fund underlying index for such underlier are reflected in such underlier that could affect the market price of the shares of that underlier, and therefore, the amount payable on your notes. The amount payable on your notes and their market value could also be affected if the underlier investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such underlier, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of such underlier, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the fund closing price of the underliers on a call date or the calculation day — and thus a call settlement date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion.

In addition, the sponsor of the fund underlying index of any underlier owns that fund underlying index and is responsible for the design and maintenance of that fund underlying index. The policies of a sponsor of any underlier’s fund underlying index concerning the calculation of a particular fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that fund underlying index, could affect the level of that fund underlying index and, consequently, could affect the market prices of shares of the related underlier and, therefore, the amount payable on your notes and their market value.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

There Is No Assurance That an Active Trading Market Will Continue For the Underliers or That There Will Be Liquidity in Any Such Trading Market; Further, the Underliers Are Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the underliers and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, each underlier is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No underlier is actively managed and each underlier may be affected by a general decline in market segments relating to its fund underlying index. Each underlier investment advisor invests in securities included in, or representative of, its fund underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlier investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier’s total assets, which could subject the underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underliers are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each underlier is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the underliers will continue to meet the applicable listing requirements, or that the underliers will not be delisted.

Each Underlier and Its Fund Underlying Index Are Different and the Performance of Each Underlier May Not Correlate With the Performance of Its Fund Underlying Index.

Each underlier may not hold all or substantially all of the equity securities included in its fund underlying index and may hold securities or assets not included in its fund underlying index. Therefore, while the performance of each underlier is generally linked to the performance of its fund underlying index, the performance of each underlier is also linked in part to shares of equity securities not included in its fund underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its underlier investment advisor.

Imperfect correlation between an underlier’s portfolio securities and those in its fund underlying index, rounding of prices, changes to its fund underlying index and regulatory requirements may cause tracking error, which is the divergence of an underlier’s performance from that of its fund underlying index.

In addition, the performance of each underlier will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of such underlier. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each underlier and its fund underlying index. Finally, because the shares of each underlier are traded on an exchange and are subject to market supply and investor demand, the market value of one share of an underlier may differ from the net asset value per share of that underlier.

For all of the foregoing reasons, the performance of any underlier may not correlate with the performance of its fund underlying index. Consequently, the amount payable on your notes will not be the same as investing directly in each fund underlying index or in any of the respective stocks comprising such fund underlying index, and will not be the same as investing in a debt security with an amount payable on your notes linked to the performance of each fund underlying index.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Additional Risks Related to the State Street® Energy Select Sector SPDR® ETF

The State Street® Energy Select Sector SPDR® ETF Is Concentrated in the Energy Sector and Does Not Provide Diversified Exposure.

The State Street® Energy Select Sector SPDR® ETF is not diversified. The State Street® Energy Select Sector SPDR® ETF’s assets are concentrated in the energy sector, which means the State Street® Energy Select Sector SPDR® ETF is more likely to be more adversely affected by any negative performance of the energy sector than an underlier that has more diversified holdings across a number of sectors. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the energy sector may also be at risk for environmental damage claims.

The State Street® Energy Select Sector SPDR® ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

A relatively small number of underlier stocks comprise a significant portion of the State Street® Energy Select Sector SPDR® ETF. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies, such as an oil spill or other catastrophic event, may have the effect of significantly lowering the price of the State Street® Energy Select Sector SPDR® ETF even if none of the other stocks held by the State Street® Energy Select Sector SPDR® ETF are affected by such events. Because of the weighting of the holdings of the State Street® Energy Select Sector SPDR® ETF, the amount payable on your notes could be less than the amount you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Additional Risks Related to the State Street® Health Care Select Sector SPDR® ETF

The State Street® Health Care Select Sector SPDR® ETF Is Concentrated in the Health Care Sector and Does Not Provide Diversified Exposure.

The State Street® Health Care Select Sector SPDR® ETF is not diversified. The State Street® Health Care Select Sector SPDR® ETF’s assets are concentrated in the health care sector, which means that the State Street® Health Care Select Sector SPDR® ETF is more likely to be more adversely affected by any negative performance of the health care sector than an underlier that has more diversified holdings across a number of sectors.

Companies in the health care sector can be affected by, among other things, extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

Additional Risks Related to the State Street® Utilities Select Sector SPDR® ETF

The State Street® Utilities Select Sector SPDR® ETF Is Concentrated in the Utilities Sector and Does Not Provide Diversified Exposure.

The State Street® Utilities Select Sector SPDR® ETF is not diversified. The State Street® Utilities Select Sector SPDR® ETF’s assets are concentrated in the utilities sector, which means the State Street® Utilities Select Sector SPDR® ETF is more likely to be more adversely affected by any negative performance of the utilities sector than an underlier that has more diversified holdings across a number of sectors.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Utility companies are affected by supply and demand, operating costs, government regulations, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange, redemption or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Considerations” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting price. The hypothetical starting price of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting price for any underlier. The actual starting price for each underlier are set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices of the underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the notes. The performance of the better performing underliers are not relevant to your return on the notes.

Upside Participation Rate:	100.00%
Call Premiums:

9.20% for the first call date, 13.80% for the second call date, 18.40% for the third call date, 23.00% for the fourth call date, 27.60% for the fifth call date, 32.20% for the sixth call date, 36.80% for the seventh call date, 41.40% for the eighth call date, 46.00% for the ninth call date, 50.60% for the tenth call date, 55.20% for the eleventh call date and 59.80% for the twelfth call date

Hypothetical Starting Price:	For each underlier, $100.00

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Hypothetical Payout Profile

Security return at maturity
Lowest performing underlier return
Call Date 1 (Call Premium: 9.2%)
Call Date 7 (Call Premium: 36.8%)
Security return
100
80
60
40
20
0
-20
-40
-60
-80
-100
0.00%
0.00%
-100
-75
-50
-25
0
25
50
75
100
Hypothetical return of the lowest performing underlier

* Not all call dates reflected; reflects only the first and seventh call dates for illustrative purposes only.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Hypothetical Returns

If the notes are automatically called:

If your notes are automatically called on any call date (i.e., on any call date the fund closing price of the lowest performing underlier is greater than or equal to its starting price), on the applicable call settlement date you will receive the face amount of your notes plus the applicable call premium.

Hypothetical call date on which notes are automatically called	Hypothetical payment per note on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,092.00	9.20%
2nd call date	$1,138.00	13.80%
3rd call date	$1,184.00	18.40%
4th call date	$1,230.00	23.00%
5th call date	$1,276.00	27.60%
6th call date	$1,322.00	32.20%
7th call date	$1,368.00	36.80%
8th call date	$1,414.00	41.40%
9th call date	$1,460.00	46.00%
10th call date	$1,506.00	50.60%
11th call date	$1,552.00	55.20%
12th call date	$1,598.00	59.80%
(1)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per note upon automatic call to the face amount of $1,000.

If the notes are not automatically called:

If your notes are not automatically called on any call date (i.e., on each call date the fund closing price of the lowest performing underlier is less than its starting price), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending price of the lowest performing underlier on the calculation day	Hypothetical underlier return of the lowest performing underlier on the calculation day (1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$2,000.00	100.00%
$175.00	75.00%	$1,750.00	75.00%
$150.00	50.00%	$1,500.00	50.00%
$125.00	25.00%	$1,250.00	25.00%
$110.00	10.00%	$1,100.00	10.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$25.00	-75.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%
(1)
The underlier return of the lowest performing underlier is equal to the percentage change from its starting price to its ending price on the calculation day (i.e., the ending price of the lowest performing underlier on the calculation day minus its starting price, divided by its starting price).
(2)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the face amount of $1,000.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the lowest performing underlier on the first call date is greater than its starting price, and the notes are automatically called on the first call date:

	State Street® Energy Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on first call date:	$160.00	$170.00	$175.00
Hypothetical underlier return on first call date (fund closing price on first call date – starting price)/starting price:	60.00%	70.00%	75.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant call date.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest underlier return and is, therefore, the lowest performing underlier on the call date.

Step 2: Determine whether the notes will be automatically called on the first call date.

Because the hypothetical fund closing price of the lowest performing underlier on the first call date is greater than its hypothetical starting price, the notes are automatically called on the first call date and you will receive on the related call settlement date the face amount of your notes plus a call premium of 9.20% of the face amount. Even though the lowest performing underlier appreciated by 60.00% from its starting price to its fund closing price on the first call date in this example, your return is limited to the call premium of 9.20% that is applicable to such call date.

On the call settlement date, you would receive $1,092.00 per note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Example 2. The notes are not automatically called. The ending price of the lowest performing underlier on the calculation day is greater than its starting price and the maturity payment amount is greater than the face amount:

	State Street® Energy Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on the call dates:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical ending price:	$125.00	$110.00	$130.00
Hypothetical underlier return on the calculation day (ending price – starting price)/starting price:	25.00%	10.00%	30.00%

Step 1: Determine which underlier is the lowest performing underlier on the calculation day.

In this example, the State Street® Health Care Select Sector SPDR® ETF has the lowest underlier return and is, therefore, the lowest performing underlier on the calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier on the calculation day.

Because the hypothetical fund closing price of the lowest performing underlier on each call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing underlier on the calculation day is greater than its hypothetical starting price, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × underlier return of the lowest performing underlier on the calculation day × upside participation rate

$1,000 × 10.00% × 100.00%

= $100.00

On the stated maturity date, you would receive $1,100.00 per note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Example 3. The notes are not automatically called. The ending price of the lowest performing underlier on the calculation day is less than its starting price and the maturity payment amount is equal to the face amount:

	State Street® Energy Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on the call dates:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical ending price:	$85.00	$90.00	$80.00
Hypothetical underlier return on the calculation day (ending price – starting price)/starting price:	-15.00%	-10.00%	-20.00%

Step 1: Determine which underlier is the lowest performing underlier on the calculation day.

In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest underlier return and is, therefore, the lowest performing underlier on the calculation day.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier on the calculation day.

Because the hypothetical fund closing price of the lowest performing underlier on each call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing underlier on the calculation day is less than its hypothetical starting price, the maturity payment amount per note would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the face amount at maturity even in scenarios in which the price of the lowest performing underlier declines significantly from its starting price (subject to issuer and guarantor credit risk).

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

The State Street® Energy Select Sector SPDR® ETF

The shares of the State Street® Energy Select Sector SPDR® ETF (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

▪
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Energy companies by the Global Industry Classification Standard, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
▪
The return on your notes is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
▪
The underlier’s investment advisor is SSGA Funds Management, Inc.
▪
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLE”.
▪
The trust’s SEC CIK Number is 0001064641.
▪
The underlier’s inception date was December 16, 1998.

Effective December 1, 2025, the underlier changed its name from Energy Select Sector SPDR® Fund to State Street® Energy Select Sector SPDR® ETF.

Holdings with Weights Equal to or in Excess of 20% of the State Street® Energy Select Sector SPDR® ETF as of September 14, 2026

ExxonMobil Holdings Corporation is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of ExxonMobil Holdings Corporation from January 1, 2021 through September 14, 2026. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, ExxonMobil Holdings Corporation explores and produces crude oil and natural gas, manufactures, trades, transports and sells crude oil, natural gas, petroleum products, petrochemicals, and a variety of specialty products, and pursues lower-emission and other new business opportunities, including carbon capture and storage, hydrogen, lower-emission fuels, ProxximaTM resin systems, carbon materials, low-carbon data centers, and lithium. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-43384.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Historical Performance of ExxonMobil Holdings Corporation

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2021 through September 14, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for the State Street® Energy Select Sector SPDR® ETF in the graph below have been adjusted for a 2-for-1 stock split that became effective before the market open on December 5, 2025.

Historical Performance of the State Street® Energy Select Sector SPDR® ETF

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

The State Street® Health Care Select Sector SPDR® ETF

The shares of the State Street® Health Care Select Sector SPDR® ETF (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

▪
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Health Care Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Health Care companies by the Global Industry Classification Standard, including securities of companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
▪
The return on your notes is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
▪
The underlier’s investment advisor is SSGA Funds Management, Inc.
▪
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLV”.
▪
The trust’s SEC CIK Number is 0001064641.
▪
The underlier’s inception date was December 16, 1998.

Effective December 1, 2025, the underlier changed its name from Health Care Select Sector SPDR® Fund to State Street® Health Care Select Sector SPDR® ETF.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2021 through September 14, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the State Street® Health Care Select Sector SPDR® ETF

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

The State Street® Utilities Select Sector SPDR® ETF

The shares of the State Street® Utilities Select Sector SPDR® ETF (the “underlier”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Utilities Select Sector Index (the “fund underlying index”). The fund underlying index includes companies in the S&P 500® Index that have been identified as Utilities companies by the Global Industry Classification Standard, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your notes is linked to the performance of the underlier, and not to that of the fund underlying index on which the underlier is based. The performance of the underlier may significantly diverge from that of its fund underlying index.
•
The underlier’s investment advisor is SSGA Funds Management, Inc.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “XLU”.
•
The trust’s SEC CIK Number is 0001064641.
•
The underlier’s inception date was December 16, 1998.

Effective December 1, 2025, the underlier changed its name from Utilities Select Sector SPDR® Fund to State Street® Utilities Select Sector SPDR® ETF.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered notes, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2021 through September 14, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification. The daily historical closing prices for the State Street® Utilities Select Sector SPDR® ETF in the graph below have been adjusted for a 2-for-1 stock split that became effective before the market open on December 5, 2025.

Historical Performance of the State Street® Utilities Select Sector SPDR® ETF

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your notes holdings;
•
a bank;
•
a life insurance company;
•
a tax exempt organization;
•
a partnership;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a person that owns a note as a hedge or that is hedged against interest rate risks;
•
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

Your notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes over their term based on the comparable yield for the notes, even though you generally will not receive any payments from us until maturity.

It is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your notes) that provide for the possibility of early redemption should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your notes (and we intend to make the computation in such a manner) based on the assumption that your notes will remain outstanding until the stated maturity date.

We have determined that the comparable yield for the notes is equal to 5.76% per annum, compounded semi-annually with a projected payment at maturity of $1,497.19 based on an investment of $1,000.

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period
September 17, 2026 through December 31, 2026	$16.81	$16.81
January 1, 2027 through December 31, 2027	$60.25	$77.06
January 1, 2028 through December 31, 2028	$64.00	$141.06
January 1, 2029 through December 31, 2029	$67.61	$208.67
January 1, 2030 through December 31, 2030	$71.62	$280.29
January 1, 2031 through December 31, 2031	$75.86	$356.15
January 1, 2032 through December 31, 2032	$80.58	$436.73
January 1, 2033 through September 19, 2033	$60.46	$497.19

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses may be subject to limitations.

Non-United States Holders

If you are a non-United States holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-39 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive the underwriting discount of 3.575% of the aggregate face amount of the notes sold ($35.75 per $1,000 face amount of notes). The agent may resell the notes to Wells Fargo Advisors (“WFA”) at the original offering price of the notes less a concession of 2.25% of the aggregate face amount of the notes ($22.50 per $1,000 face amount of notes). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a note WFA sells ($0.75 per $1,000 face amount of notes). In addition, in respect of certain notes sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the notes sold (up to $3.00 per $1,000 face amount of notes) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the notes. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

Market Linked Notes — Auto-Callable with Upside Participation and Principal Return at Maturity

Notes Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR®ETF, the State Street® Health Care Select Sector SPDR®ETF and the State Street® Utilities Select Sector SPDR®ETF due September 19, 2033

Validity of the Notes and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.